UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2004

Date of Report (Date of earliest event reported)

INFONET SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15475	95-4148675
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2160 East Grand Avenue

El Segundo, California 90245

(Address of principal executive offices) (Zip Code)

(310) 335-2600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On November 8, 2004, Infonet Services Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with British Telecommunications plc, a company incorporated in England and Wales (“BT”), and Blue Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of BT (“Merger Sub”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as a wholly-owned subsidiary of BT (the “Merger”). At the effective time of the Merger, each outstanding share of Class A common stock and Class B common stock of the Company (other than shares held by the Company, BT or Merger Sub and other than shares held by holders who are entitled to demand, and who properly demand, appraisal of their shares), will be converted into the right to receive $2.06 in cash, without interest. Each outstanding option to purchase Class B common stock of the Company will be cashed out at a price per share subject to such option equal to the difference between $2.06 and the exercise price of such option.

A special committee of the Company’s board of directors, comprised entirely of directors independent of the Company, was established to evaluate the Merger on behalf of the Company’s board of directors and subsequently recommended that the board of directors approve and adopt the Merger Agreement. At a special meeting held on November 7, 2004, the Company’s board of directors approved and adopted the Merger Agreement and approved the Merger.

Completion of the Merger is subject to the satisfaction of closing conditions set forth in the Merger Agreement, including (i) approval by the holders of two-thirds of the voting power of the outstanding shares of Class A common stock and Class B common stock of the Company, voting together as a single class, (ii) approval by the holders of 95% of the Class A common stock of the Company, (iii) the receipt of required regulatory and other approvals and (iv) other customary closing conditions.

In connection with the execution of the Merger Agreement, José Collazo, the Company’s Chief Executive Officer, Akbar Firdosy, the Company’s Chief Financial Officer, Paul Galleberg, the Company’s Senior Vice President and General Counsel, KDDI Corporation, KPN Telecom B.V., Swisscom AG, Telefonica International Holding BV, Telia Sonora AB and Telstra Corporation Limited, who in the aggregate beneficially hold all of the outstanding Class A common stock of the Company and approximately 79% of the outstanding Class B common stock of the Company have entered into voting agreements with BT (the “Voting Agreements”) pursuant to which they have agreed (i) to vote in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement and (ii) against any alternative transaction.

José Collazo has provided the Company with a letter agreement to the effect that, upon the payment by the Company to Mr. Collazo of an amount equal to $4.5 million (the “Bonus Amount”) on or before November 30, 2004, Mr. Collazo’s current employment agreement with the Company will be modified so that, in the event of Mr. Collazo’s termination without cause or for good reason, the total value of separation payments and benefits payable to Mr. Collazo on account of such termination will not exceed $8.0 million and the value otherwise payable to Mr. Collazo under the agreement will be reduced by the Bonus Amount, although the Company is entitled to assert that the separation payments and benefits payable under Mr. Collazo’s current employment agreement are less than $8.0 million.

Also, in connection with the Merger, Messr. Collazo, Fridosy and Galleberg entered into binding preliminary employment agreements with BT (each, an “Employment Agreement” and, collectively, “Employment Agreements”). Each Employment Agreement will, immediately prior to the effective time of the Merger, supersede and replace the executive’s current employment agreement with the Company.

Under Mr. Collazo’s Employment Agreement, BT will pay to Mr. Collazo at the effective time of the Merger an incentive amount equal to $10.0 million in exchange for the termination of his current employment agreement with the Company, but such amount will be reduced by the Bonus Amount to the extent the Bonus Amount has been paid. Mr. Collazo’s Employment Agreement will have a three-year term during which he will receive an annual salary equal to $700,000 for the first two years following the effective time of the Merger and a retention bonus of $1.0 million at the end of the first, second and third anniversaries of the effective time of the Merger. Mr. Collazo will also be eligible to receive incentive bonus payments of up to $4.2 million during the term of his Employment Agreement upon achieving specified performance targets in respect of the first two years following the effective time of the Merger. Following the effective time of the Merger, BT will cause the Company to provide Mr. Collazo with a benefit that will accrue ratably over two years of service and have a net present value that is $1.9 million greater than his current benefit under the Company’s Supplemental Executive Retirement Plan (“SERP”) in lieu of any additional amounts that would have otherwise accrued under the SERP.

Under Mr. Galleberg’s Employment Agreement, BT will pay to Mr. Galleberg an incentive amount equal to $1.7 million at the effective time of the Merger and $1.7 million on the first anniversary of the effective time of the Merger in exchange for the termination of his current employment agreement with the Company, unless he terminates his employment with the Company for other than good reason in the first six months following the effective time of the Merger or does not provide the Company with a minimum of 45 days advance written notice in the second six month period following the effective time of the Merger. Mr. Galleberg’s second incentive payment amount will be reduced by $75,000 for each month, prorated for partial months, that the effective time of the Merger occurs after April 30, 2005. BT will cause to be paid to Mr. Galleberg at the effective time of the Merger a lump sum of $85,000 (subject to possible increase of up to $125,000) in respect of enhanced supplemental pension benefits. Mr. Galleberg’s Employment Agreement will have a one-year term during which he will receive an annual salary equal to $370,000. Mr. Galleberg will be eligible to receive incentive bonus payments of up to 150% of his annual salary based upon achieving specified performance criteria and an additional bonus of up to 100% of his annual salary based upon achieving corporate performance criteria and/or integration factors.

Under Mr. Firdosy’s Employment Agreement, BT will pay to Mr. Firdosy an incentive amount equal to $1.55 million at the effective time of the Merger and $1.55 million on the first anniversary of the effective time of the Merger in exchange for the termination of his current employment agreement with the Company, unless he terminates his employment with the Company for other than good reason in the first six months following the effective time of the Merger or does not provide the Company with a minimum of 45 days advance written notice in the second six month period following the effective time of the Merger. Mr. Firdosy’s second incentive payment amount will be reduced by $75,000 for each month, prorated for partial months, that the effective time of the Merger occurs after April 30, 2005. In addition, to the extent that the Company provides Mr. Firdosy with an extraordinary bonus in order to assist with the payment of his $525,000 loan owed to the Company, Mr. Firdosy’s initial incentive payment amount will be reduced accordingly. BT will cause to be paid to Mr. Firdosy at the effective time of the Merger a lump sum of $164,000 (subject to a possible increase of up to $198,000) in respect of enhanced supplemental pension benefits. Mr. Firdosy’s Employment Agreement will have a one-year term during which he will receive an annual salary equal to $350,000. Mr. Firdosy will be eligible to receive incentive bonus payments of up to 150% of his annual salary based upon achieving specified performance criteria and an additional bonus of up to 100% of his annual salary based upon achieving corporate performance criteria and/or integration factors.

Under the Employment Agreements, each executive is also entitled to a gross up payment for any “golden parachute” excise taxes incurred.

There are no material relationships between BT or Merger Sub, on the one hand or Infonet or any of its directors, officers or affiliates, on the other hand, other than in respect of the Merger Agreement, the Voting Agreements, the Employment Agreements and Mr. Collazo’s letter agreement.

The foregoing description of the Merger, the Merger Agreement, the Voting Agreements and Mr. Collazo’s letter agreement is qualified in its entirety by reference to those documents attached as Exhibit 2.1, 10.1, 99.1, 99.2 and 99.3, and incorporated herein by reference.

Additional Information about the Merger and Where to Find It

Infonet plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the Merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INFONET, BT, THE PROPOSED MERGER AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Infonet or BT through the web site maintained by the SEC at www.sec.gov.

In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Infonet by contacting Infonet Services Corporation, 2160 East Grand Avenue, El Segundo, California, 90245, Attention: Investor Relations.

Infonet and BT, and their respective directors and officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement.

Information regarding Infonet’s directors and officers and their ownership of Infonet common stock is contained in the proxy statement for Infonet’s 2004 annual meeting of stockholders, which was filed with the SEC on July 22, 2004. Information regarding BT’s directors and officers is contained in BT’s Form 6-K, which was filed with the SEC on June 2, 2004. To the knowledge of Infonet, none of BT nor any of its directors and officers owns any shares of Infonet common stock. To the knowledge of Infonet, none of the directors or officers of BT who would be expected to participate in any such solicitation of proxies has any material interest, direct or indirect, by security holdings or otherwise in Infonet. Investors and stockholders may obtain additional information regarding the direct and indirect interests of Infonet, BT and their respective directors and officers in the Merger by reading the proxy statement regarding the Merger when it becomes available.

Safe Harbor Statement

In addition to statements of historical facts or statements of current conditions, Infonet has made forward-looking statements in this report within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of these statements include, without limitation, statements regarding expected synergies, financial guidance, timing of closing, industry ranking, execution of integration plans and organizational structure. These statements are based on information available to Infonet as of the date of this report but are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and the actual results to differ materially. Infonet describes certain of these risks and uncertainties in its 10-K, 10-Q, 8-K and other recent filings with the SEC. These documents are available through the SEC website at www.sec.gov. The accuracy of Infonet’s forward-looking statements will also be affected by whether the merger can be completed, whether the companies may be required to modify aspects of the transaction to achieve regulatory approval, whether the businesses of the companies suffer due to uncertainty or a decline in market demand and whether the parties are able to achieve planned synergies. Infonet expects that subsequent events or developments may cause its views to change, however, Infonet undertakes no duty to update the forward-looking statements to take account of later events, except to the extent required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

Item 8.01 Other Events.

On November 8, 2004, Infonet issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of November 8, 2004, by and among British Telecommunications plc, a company incorporated in England and Wales, Blue Acquisition Corp., a Delaware corporation and Infonet Services Corporation, a Delaware corporation.

10.1	Letter Agreement dated November 8, 2004 from José A. Collazo to Infonet Services Corporation.

99.1	Press Release dated November 8, 2004.

99.2	Form of Stockholder Agreement dated as of November 8, 2004 between British Telecommunications plc and each of KDDI Corporation, KPN Telecom B.V., Swisscom AG, Telefonica International Holding BV, Telia Sonora AB and Telstra Corporation Limited.

99.3	Form of Stockholder Agreement dated as of November 8, 2004 between British Telecommunications plc and each of José Collazo, Akbar Firdosy and Paul Galleberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFONET SERVICES CORPORATION

Date: November 9, 2004

	By:	/s/ Paul A. Galleberg
	Name:	Paul A. Galleberg
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of November 8, 2004, by and among British Telecommunications plc, a company incorporated in England and Wales, Blue Acquisition Corp., a Delaware corporation and Infonet Services Corporation, a Delaware corporation.

10.1	Letter Agreement dated November 8, 2004 from José A. Collazo to Infonet Services Corporation.

99.1	Press Release dated November 8, 2004.

99.2	Form of Stockholder Agreement dated as of November 8, 2004 between British Telecommunications plc and each of KDDI Corporation, KPN Telecom B.V., Swisscom AG, Telefonica International Holding BV, Telia Sonora AB and Telstra Corporation Limited.

99.3	Form of Stockholder Agreement dated as of November 8, 2004 between British Telecommunications plc and each of José Collazo, Akbar Firdosy and Paul Galleberg.